Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Mawson Infrastructure Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value	Rule 457(c) and Rule 457(h)	7,500,000	(2)	$0.61	(3)	$4,575,000	$153.10 per $1,000,000	$700.43
Total Offering Amounts							$4,575,000		$700.43
Total Fee Offsets									—
Net Fee Due									$700.43

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.001 per share (“Common Stock”), of Mawson Infrastructure Group Inc. (the “Company”) that become issuable under the Mawson Infrastructure Group Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Common Stock.

(2)	Represents the sum of (i) 5,000,000 shares of Common Stock that were automatically added to the shares reserved for issuance under the Plan pursuant to an “evergreen” provision contained in the Plan and (ii) 2,500,000 shares of Common Stock that may be delivered (either by actual delivery or attestation) to the Company by a participant to (A) satisfy the applicable exercise or purchase price of an award, and/or (B) satisfy any applicable tax withholding obligation, and, in each case, added to the number of shares of Common Stock available for the grant of awards under the Plan. Pursuant to the Plan’s “evergreen” provision, the number of shares of Common Stock reserved for issuance under the Plan automatically increases on January 1 of each year by an amount equal to the lesser of (i) 5,000,000 shares of Common Stock and (ii) such lesser specified number of shares of Common Stock as determined by the board of directors of the Company.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share is based on the average of the high and the low prices per share of Common Stock as reported on The Nasdaq Capital Market on February 18, 2025, which date is within five business days prior to the filing of this Registration Statement.